Exhibit 99.1

CareCloud Joins Russell Microcap Index as Common Stock Price Rises 70% During Q2 2025

SOMERSET, N.J., July 2, 2025 — CareCloud, Inc. (Nasdaq: CCLD, CCLDO) (“CareCloud” or the “Company”), a leader in AI-driven healthcare technology solutions for medical practices and health systems nationwide, today announced that it has been added to the Russell Microcap® Index, effective at the open of U.S. markets on June 30, 2025, as part of the Russell indexes’ annual reconstitution based on market capitalization, public float, and related criteria. The inclusion underscores growing recognition of CareCloud’s momentum in the healthcare technology sector.

During Q2, the price of the Company’s common stock increased by approximately 70%. Key developments during the first half of 2025 included the launch of CareCloud’s new AI Center of Excellence, the resumption of acquisition activities in targeted growth areas, the conversion of approximately 3.5 million shares of the Company’s Series A Preferred Stock into Common Stock on March 6, 2025 and a strong cash position of approximately $10 million at the end of Q2 2025.

“Being added to the Russell Microcap Index is a powerful endorsement of the value CareCloud is creating,” said Stephen Snyder, Co-Chief Executive Officer of CareCloud. “Our team is relentlessly focused on delivering breakthrough solutions, scaling profitability, and positioning CareCloud as a long-term industry leader.”

The Russell Microcap Index is widely followed by investment managers and institutional investors and serves as a key benchmark for performance in the U.S. small-cap equity market. Membership remains in place for one year and results in automatic inclusion in the appropriate growth and value style indexes. Companies are selected based on a transparent, rules-based methodology that evaluates market capitalization and public float as of Rank Day—April 30 each year—along with minimum price, liquidity, and U.S. exchange listing requirements.

About CareCloud

CareCloud brings disciplined innovation to the business of healthcare. Our suite of AI and technology-enabled solutions helps clients increase financial and operational performance, streamline clinical workflows and improve the patient experience. More than 40,000 providers count on CareCloud to help them improve patient care, while reducing administrative burdens and operating costs. Learn more about our products and services, including revenue cycle management (RCM), practice management (PM), electronic health records (EHR), business intelligence, patient experience management (PXM) and digital health, at carecloud.com.

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For additional information, please visit our website at carecloud.com. To listen to video presentations by CareCloud’s management team, read recent press releases and view the latest investor presentation, please visit ir.carecloud.com.

Disclaimer

This press release is for information purposes only and does not constitute an offer to sell or solicitation of an offer to buy, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state or jurisdiction.

Forward-Looking Statements

This press release contains various forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements relate to anticipated future events, future results of operations or future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “might,” “will,” “shall,” “should,” “could”, “intends,” “expects,” “plans,” “goals,” “projects,” “anticipates,” “believes,” “seeks,” “estimates,” “predicts,” “possible,” “potential,” “target,” or “continue” or the negative of these terms or other comparable terminology.

Our operations involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct. Forward-looking statements in this press release include, without limitation, statements reflecting management’s expectations for future financial performance and operating expenditures, expected growth, profitability and business outlook, and the expected results from the integration of our acquisitions. Past operational or stock price performance is not an indication of future performance.

These forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are only predictions, are uncertain and involve substantial known and unknown risks, uncertainties and other factors which may cause our (or our industry’s) actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all of the risks and uncertainties that could have an impact on the forward-looking statements, including without limitation, risks and uncertainties relating to the Company’s ability to manage growth, migrate newly acquired customers and retain new and existing customers, maintain cost-effective global operations, increase operational efficiency and reduce operating costs, predict and properly adjust to changes in reimbursement and other industry regulations and trends, retain the services of key personnel, develop new technologies, upgrade and adapt legacy and acquired technologies to work with evolving industry standards, compete with other companies’ products and services competitive with ours, and other important risks and uncertainties referenced and discussed under the heading titled “Risk Factors” in the Company’s filings with the Securities and Exchange Commission.

The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company does not assume any obligations to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

SOURCE: CareCloud

Company Contact:

Norman Roth

Interim Chief Financial Officer and Corporate Controller

CareCloud, Inc.

nroth@carecloud.com

Investor Contact:

Stephen Snyder

Co-Chief Executive Officer

CareCloud, Inc.

ir@carecloud.com